UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 18, 2015

(Date of earliest event reported)

PFLT Funding II, LLC

(formerly known as MCG Capital Corporation)

(Exact name of registrant as specified in its charter)

Delaware	0-33377	54-1889518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(212) 905-1000

(Registrant’s telephone number, including area code)

MCG Capital Corporation

1001 19th Street North, 10th Floor, Arlington, VA 22209

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 18, 2015, PennantPark Floating Rate Capital Ltd., a Maryland corporation (“PFLT”), completed its previously announced acquisition of MCG Capital Corporation, a Delaware corporation (“MCG”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2015, by and among MCG, PFLT, PFLT Panama, LLC, a Delaware limited liability company and wholly-owned subsidiary of PFLT (“PFLT Panama”), PFLT Funding II, LLC, a Delaware limited liability company and wholly-owned subsidiary of PFLT (“PFLT Funding II”), and, solely for certain limited purposes under the Merger Agreement, PennantPark Investment Advisers, LLC, a Delaware limited liability company and PFLT’s external investment adviser. As a result of the transactions contemplated by the Merger Agreement, MCG was merged with and into PFLT Panama with MCG as the surviving corporation, following which MCG was merged with and into PFLT Funding II with PFLT Funding II as the surviving company.

Pursuant to the terms of the Merger Agreement, each outstanding share of MCG common stock (including shares of restricted stock) was converted into the right to receive (i) 0.32044 shares of PFLT common stock, resulting in the conversion to approximately 11,832,018 newly issued shares of PFLT common stock, subject to adjustment for fractional shares to be paid in cash, and (ii) $0.30595 per share in cash consideration.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by MCG as Exhibit 2.1 to its Current Report on Form 8-K filed on April 29, 2015 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

On August 18, 2015, in connection with the transactions contemplated by the Merger Agreement, MCG notified the NASDAQ Global Select Market of its intent to remove its common stock from listing and requested that the NASDAQ Global Select Market file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist its common stock. PFLT Funding II, as the successor to MCG, intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of MCG’s common stock under Section 12(g) of the Exchange Act and suspension of MCG’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Items 2.01 and 3.01 and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2015, in connection with the transactions contemplated by the Merger Agreement, each of the following individuals departed MCG and was no longer a director and/or officer of MCG:

Keith Kennedy (Director, President and Chief Executive Officer)

Richard W. Neu (Director, Chairman of the Board)

Kim D. Kelly (Director)

Kenneth J. O’Keefe (Director)

Gavin Saitowitz (Director)

Tod Reichert (General Counsel, Chief Compliance Officer, Corporate Secretary and Executive Vice President)

Jane Alley (Interim Chief Financial Officer, Chief Accounting Officer and Treasurer)

The officers of PFLT Funding II are Arthur H. Penn, Chief Executive Officer, and Aviv Efrat, Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2015	PFLT FUNDING II, LLC

	By:	/s/ Aviv Efrat
Aviv Efrat
Chief Financial Officer